EXHIBIT 10.6

                         GALACTICOMM TECHNOLOGIES, INC.
                               4101 S.W. 47 Avenue
                                    Suite 101
                          Ft. Lauderdale, Florida 33314

                                September 8, 1997

Union Atlantic Partners I Limited
c/o Bayard International Trust (Luxembourg) S.A.
1 Rue du St. Esprit
L-1475 Luxembourg

      Re:   STOCK PURCHASE AGREEMENT (THE "AGREEMENT") AMONG
            GALACTICOMM TECHNOLOGIES, INC., F/K/A I-VIEW SOFTWARE, INC.
               (THE "COMPANY"),
            PETER BERG ("BERG"), YANNICK TESSIER ("TESSIER")
            AND UNION ATLANTIC PARTNERS I LIMITED ("UAL"), DATED
               NOVEMBER 21, 1996

Dear Sirs:

      As you are aware, the Company is currently preparing a registration statement to be filed with the United States Securities and Exchange Commission (the "SEC") for an initial public offering ("IPO") of its securities. As part of the IPO, the Company requests that the Agreement be amended so that:

            (a) section 8.3 of the Agreement, regarding UAL's ratchet right, be deleted in its entirety, effective immediately; and

            (b) the following sections of the Agreement be deleted as of the date (the "Effective Date") on which the Company's Registration Statement regarding the initial public offering is declared effective by the SEC:

                  (i)   Section 8.1, regarding UAL's preemptive rights; and

                  (ii)  Section 8.2, regarding UAL's anti-dilution rights.

      In consideration of such amendments, the Company shall issue to UAL 30,000 shares (the "Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock"), within 10 days of your acceptance of the amendments contained herein. Furthermore, the Company hereby represents and warrants to UAL that the Shares shall, upon issuance, be duly authorized, validly issued and free from all encumbrances, other than any encumbrances created by agreements entered into by UAL. The Shares will be subject to the registration rights contained in Article VI of the Agreement. However, UAL shall pay the pro rata portion of the Registration Expenses (as such term is defined in the Agreement) relating to the registration of the Shares.

      By agreeing to this amendment of the Agreement, UAL shall be deemed to have represented and warranted to the Company as follows:

            (a) UAL is acquiring the Shares for its own account and for investment and not with a view towards, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Shares;

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Union Atlantic Partners I Limited
November 6, 1997
Page 2

            (b) UAL acknowledges that it: (i) it has had the opportunity to visit with Company and meet with its officers and other representatives to discuss the Company's business, assets, liabilities, financial condition, cash flow and operations; and (ii) all materials requested by UAL have been provided to UAL to UAL's reasonable satisfaction;

            (c) UAL has made its own independent examination, investigation, analysis and evaluation of the Company; and

            (d) UAL has undertaken such due diligence (including a review of the assets, liabilities, books, records and contracts of the Company) as UAL deems adequate.

      In accordance with your request and in further consideration of your acceptance of the amendments contained herein, the Agreement is hereby amended by adding the following sentence to Section 13.8 of the Agreement:

      "However, Purchaser may assign its rights and obligations under this Agreement to an Affiliate of Purchaser, without the consent of the other parties hereto. Nevertheless, Purchaser shall promptly notify the other parties hereto of any such assignment to an Affiliate of Purchaser"

      All of the other terms and conditions of the Agreement shall remained unchanged and in full force and effect. If you agree with this amendment to the Agreement, please: (a) sign and date this letter in the space provided below; and (b) return an original signed copy of the letter to us.

GALACTICOMM TECHNOLOGIES, INC.

By: /s/ PETER BERG                               /s/ PETER BERG
    ---------------------------------            ---------------------------
        Peter Berg, Chairman & CEO                   Peter Berg, individually

    /s/ YANNICK TESSIER
    ---------------------------------
        Yannick Tessier, individually

Agreed to and accepted by:
UNION ATLANTIC PARTNERS I LIMITED

By: /s/ ILLEGIBLE
    --------------------------------